UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SMEAD FUNDS TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Valued Shareholder,

We hope this finds you well. Recently we distributed materials regarding the Special Meeting of Shareholders of the Smead Funds in which you were invested as of the record date of December 15, 2022. The Special Meeting of Shareholders is fast approaching and we have not yet received your vote. We are asking that you submit your vote today via the easy voting found in your email.

Shareholders are being asked to approve two proposals. The first proposal is to approve an amendment to the fundamental policy regarding industry concentration that would provide each Fund with the flexibility to adjust its policy on industry concentration to match the SEC definition of “concentration” if and when the SEC changes how it defines “concentration” in the future without having to incur the expense of another proxy vote. If approved, the Funds will continue to be managed subject to the applicable limitations imposed by the 1940 Act and the rules and interpretive guidance provided thereunder, as well as each Fund’s investment objective and principal investment strategies and policies, none of which will change.

The second proposal is to approve an amendment to the Trust’s Declaration of Trust to lower the quorum requirement for a shareholders’ meeting from 33-1/3% to 20%. The Funds have a wide shareholder base, which can make it very difficult to obtain a sufficient number of responses from shareholders to achieve a quorum at a shareholder meeting. Obtaining responses may require substantial time, money, and resources, which could result in considerable costs and expenses to the Funds. Please note that although the lower quorum requirement will allow for the approval of some matters by shareholders with fewer shares represented, certain other proposals will still require a higher number of shares to be voted to meet the threshold required to approve the proposal.

The full proxy statement is available for your review here: www.okapivote.com/Smead

We are asking that you please vote your shares via the link below, so that we have enough participation to hold the March 10th Special Meeting of Shareholders as required by law. Every Vote Counts.

In order for your vote to be represented, we must receive your voting instructions. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY USING THE URL PROVIDED IN YOUR EMAIL.

If you have any questions, please call Okapi Partners, the Funds’ proxy solicitor, toll-free at (844) 343-2623. Representatives are available Monday—Friday 9:00am to 10:00pm (ET).

Thank you for your continued support of the Funds and your assistance in this matter.